Exhibit 10.1

AMENDMENT TO
AMENDED AND RESTATED ENGAGEMENT AGREEMENT

This Second Amendment to the Amended and Restated Engagement Agreement dated January 1, 2009 (the “Engagement Agreement”), by and between Capital Gold Corporation (the “Company”) and Scott Hazlitt (hereinafter referred to as “Hazlitt”), as amended by the First Amendment to the Engagement Agreement, dated March 18, 2010.

WHEREAS, the Company and Scott Hazlitt are parties to the Engagement Agreement; and

WHEREAS, on July 19, 2010, the Compensation Committee of the Board of Directors of the Company approved an increase to the Annual Fee (as that term is defined in the Engagement Agreement).

NOW THEREFORE, in consideration of the premises and the mutual covenants and obligations contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

1.	Section 3(a) of the Engagement Agreement is hereby deleted in its entirety and replaced by the following section.

(a)
Base Fee. For his services to the Company during the Engagement Period, the Company shall pay Hazlitt a fee at the annual rate of not less than Two Hundred ($200,000) Dollars (the “Annual Fee”) payable in equal monthly installments.

IN WITNESS WHEREOF, the undersigned parties have duly executed this Agreement as of July 19, 2010.

CAPITAL GOLD CORPORATION

By:	/s/ Christopher Chipman
Christopher Chipman
Chief Financial Officer

By:	/s/ Scott Hazlitt
Scott Hazlitt